                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 2, 2007

                                  ISRAMCO, INC.

             (Exact name of registrant as specified in its charter)

------------------------------ -------------------------- ----------------------
           Delaware                     0-12500                 13-3145265
------------------------------ -------------------------- ----------------------
 (State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)
------------------------------ -------------------------- ----------------------

                      11767 KATY FREEWAY, HOUSTON, TX 77079
          (Address of principal executive offices, including Zip Code)

                                  713-621-3882
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        As previously described in the Current Report on Form 8-K of Isramco Inc. (the "Company") filed on February 26, 2007, the Company and Five States Energy Company, L.L.C. ("Five States") entered into a certain Purchase and Sale Agreement (the "Purchase Agreement"), pursuant to which the Company agreed to purchase from Five States, through Isramco Energy LLC, a Texas limited liability company that is wholly owned by the Company ("Isramco Energy"), certain oil and gas properties (including 650 oil and gas wells) located in Texas and New Mexico.

        The closing of the transactions contemplated in the Purchase Agreement was completed on March 2, 2007 for an aggregate purchase price of $92 million (the "Purchase Price"). According to an engineering report prepared by an independent consulting company relating to the properties purchased under the Purchase Agreement, the estimated proved developed producing reserves are 1,447,161 net barrels of oil and 20,078,174 net MMCF's of natural gas and 1,305,705 net of liquid products.

        The Company funded $7.7 million of the Purchase Price from working capital and the balance from a combination of commercial bank loans and loans from related parties. The loans are discussed below.

        The Company obtained loans in the total principle amount of $42 million from Naphtha Israel Petroleum Corp. Ltd., the parent company (including through its wholly owned subsidiary IOC-Israel Oil Company Ltd) ("Naphtha") with terms and conditions as below:

        Pursuant to a Loan Agreement dated as of February 27, 2007 (the "Loan Agreement"), the Company obtained $18.5 million. The outstanding principal amount of the loan accrues interest at per annum rate equal to the London Inter-bank Offered Rate (LIBOR) plus 5.5%, not to exceed 11% per annum. Interest is payable at the end of each loan year. Principal plus any accrued and unpaid interest are due and payable on February 26, 2014. Interest after the maturity date accrues at the per annum rate of LIBOR plus 12% until paid in full. At any time, the Company is entitled to prepay the outstanding amount of the loan without penalty or prepayment. To secure its obligations that may be incurred under the Loan Agreement, the Company agreed to grant to Naphtha a security interest in certain specified properties held by Jay Petroleum, its wholly owned subsidiary. Naphtha can accelerate the loan and exercise its rights under the collateral upon the occurrence any one or more of the following events of default: (i) the Company's failure to secure the indebtedness as provided for in the agreement, pay any amount that may become due in connection with the loan within five (5) days of the due date (whether by extension, renewal, acceleration, maturity or otherwise) or fail to make any payment due under any hedge agreement entered into in connection with the transaction, (ii) the Company's material breach of any of the representations or warranties made in the loan agreement or security instruments or any writing furnished pursuant thereto, (iii) the Company's failure to observe any undertaking contained in transaction documents if such failure continues for 30 calendar days after notice, (iv) the Company's insolvency or liquidation or a bankruptcy event or(v) the Company's criminal indictment or conviction under any law pursuant to which such indictment or conviction can lead to a forfeiture by the Company of any of the properties securing the loan. Mr. Jackob Maimon, the Company's president and director is a director of Naphtha and Mr. Haim Tsuff, the Company's Chief Executive Officer and Chairman is a controlling shareholder of Naphtha.

        Pursuant to a Loan Agreement dated as of February 27, 2007 (the "Second Loan Agreement") the Company obtained a loan from Naphtha, in the principal amount of $10.5 million, repayable at the end of seven years. Interest accrues at a per annum rate of LIBOR plus 6%. At any time the Company can make prepayments without premium or penalty .The Second Loan is not secured. The other terms of the Second Loan Agreement are identical to the terms of the Loan Agreement.

        Pursuant to a Loan Agreement dated as of February 27, 2007 (the "Third Loan Agreement ") the Company obtained a loan from Naphtha, in the principal amount of $12 million, repayable at the end of five years. Interest accrues at a per annum rate of LIBOR plus 6%. At any time the Company can make prepayments without premium or penalty. The Third Loan is not secured. The other terms of the Third Loan Agreement are identical to the terms of the Loan Agreement.


        Pursuant to a Loan Agreement dated as of February 26, 2007 the Company obtained a loan from J.O.E.L Jerusalem Oil Exploration Ltd,.a related party (" JOEL"), in the principal amount of $ 7 million, repayable at the end of 3 months. Interest accrues at a per annum rate of 5.36%.. Mr. Jackob Maimon, the Company's president and director is a director of JOEL and Mr. Haim Tsuff, the Company's Chief Executive Officer and Chairman is a controlling shareholder of JOEL.


        Pursuant to a Credit Agreement, dated as of March 2, 2007 (the "Credit Agreement") between Isramco Energy and Wells Fargo Bank NA, as administrative agent, Isramco Energy obtained a $35.3 million credit line from Wells Fargo. Amounts outstanding under the credit line are payable by March 1,2011. Interest on amounts outstanding accrue at a per annum rate equal to LIBOR plus 2%. An Event of Default under the Credit Agreement shall be deemed to have occurred in the event of any one or more of the following:

        (a) Isramco Energy shall default in the payment or prepayment when due of any principal of or interest on any loan, or any reimbursement obligation for a disbursement made under any letter of credit, or any fees or other amount payable by it under the Credit Agreement or any of the documents entered into in connection therewith (the "Credit Agreement Documents");

        (b) Isramco Energy or any of its subsidiaries shall default in the payment when due of any principal of or interest on any of its other debt, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such debt (or a trustee or agent on behalf of such holder or holders) to cause, such debt to become due prior to its stated maturity;

        (c) Any representation, warranty or certification made or deemed made pursuant to the Credit Agreement or any other Credit Agreement Document, or any certificate furnished pursuant to the provisions thereof, shall prove to be have been false or misleading as of the time made or furnished in any material respect;

        (d) Isramco Energy shall (i) default in the performance of any of its obligations under the Credit Agreement (including the obligation to provide audited financial statements on an annual basis and the obligation to report any default, but excluding other affirmative covenants) or (ii) default in the performance of any of the affirmative covenants under the Credit Agreement (excluding the obligation to provide audited financial statements on an annual basis and the obligation to report any default) or in the performance of its obligations under any other Credit Agreement Document (other than payment obligations, which are governed by clause (a) above) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (A) Isramco Energy receiving notice thereof or (B) Isramco Energy otherwise becoming aware of such default;

        (e) The Company or any of Isramco Energy's subsidiaries shall default in the performance of any of their respective obligations under the guaranty agreements entered into pursuant to the Credit Agreement (other than the payment of amounts due, which shall have no grace period) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the Company receiving notice thereof or
                (ii) the Company, Isramco Energy or any of its subsidiaries otherwise becoming aware of such default;

        (f) Isramco Energy shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

        (g) Isramco Energy shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing;

        (h) A proceeding or case shall be commenced, without the application or consent of Isramco Energy, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Isramco Energy or all or any substantial part of its assets, (iii) similar relief in respect of Isramco Energy under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, or (iv) an order for relief against Isramco Energy shall be entered in an involuntary case under the federal bankruptcy code;

        (i) A judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by a court against Isramco Energy or any subsidiary and the same shall not e discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured by posting of a bond or otherwise, within thirty (30) days from the date of entry thereof and Isramco Energy or such subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

        (j) The Credit Agreement Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of the Credit Agreement, or the Company, Isramco Energy or any of its subsidiaries shall so state in writing;

        (k) An event having a material adverse effect on Isramco Energy shall occur;

        (l) Isramco Energy discontinues its usual business or a change of control occurs;

        (m) The Company or any of Isramco Energy's subsidiaries takes, suffers or permits to exist any of the events or conditions referred to in paragraphs (f), (g), (h) or (i) or if any provision of any guaranty agreement related thereto shall for any reason cease to be valid and binding on such guarantor or if such guarantor shall so state in writing;

        (n) Isramco Energy defaults under certain management, operating and consulting agreements entered into with respect to properties for which the lender has a security interest..

        In addition to including customary affirmative and negative covenants, the Credit Agreement requires Isramco Energy to: (a) maintain a ratio of consolidated current assets to consolidated current liabilities of no less than
1.0 to 1.0 at all times; (b) ensure that its leverage ratio is no more than 3.50 to 1.0 as of the end of each fiscal quarter; (c) ensure that its interest coverage ratio is no more than 2.50 to 1.0 as of the end of each fiscal quarter;
(d) ensure that its capital expenditures in any fiscal year do not exceed $2.500,000.; ensure that COPAS charges do not exceed $250 per well per month.

        Amounts outstanding under the Credit Agreement are secured by a guarantee from the Company and a pledge by the Company of the shares of Isramco Energy.

        Additionally, pursuant to an agreement between Sigma Energy Corporation ("Sigma"), an unrelated party that originated the transaction with Five States, the Company and Isramco Energy, Isramco Energy paid to Sigma on March 2, 2007, the amount of $300,000 and after Payout (as defined in the Agreement with Sigma), Isramco Energy undertook to assign to Sigma a direct ownership interests equal to 3.75% of the interests acquired by Isramco Energy under the Purchase Agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03



ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    DATED: MARCH 8, 2007             ISRAMCO, INC.

                                                     BY: /s/ Haim Tsuff
                                                         --------------
                                                         HAIM TSUFF
                                                         CHIEF EXECUTIVE OFFICER